Exhibit 99.2

December 20, 2005

VIA EMAIL &

FIRST CLASS MAIL

The Geneva Companies, Inc.

13535 Feather Sound Drive, Suite 440

Clearwater, Florida 33762-5587

Attn: Alan Marrullier

Re:	Integrated Tek Solutions, Inc. v. Computer Software

Innovations, Inc. (“CSI”), et al., Index No. 05/601186 (the “Action”)

Dear Mr. Marrullier:

The sole purpose of this letter is to acknowledge and confirm our interpretation that the Settlement Agreement dated December 28, 2005 (the “Settlement Agreement”), by which, among other things, the Action was settled, does not alter or discharge CSI’s indemnification obligations with respect to The Geneva Companies, Inc. (“Geneva”), contained in the February 6, 2003 letter agreement between CSI and Geneva. This letter does not amend or otherwise alter the provisions of the Settlement Agreement in any way or create any new obligation by CSI with respect to Geneva or anyone else. We are confirming to you our interpretation in consideration of your concurrent execution of the Settlement Agreement.

Very truly yours,

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ NANCY K. HEDRICK

HF 3149706v. 1 #11437/0001 1661 East Main Street • Easley, South Carolina 29640

HF 3152184v.1 #11437/0001 _____________ 855-3900 • FAX (864) 855-1429

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